Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear, and the inclusion of our reserve report and oil, natural gas and NGL reserves estimates and forecasts of economics of Earthstone Energy, Inc. as of December 31, 2022, in this Current Report on Form 8-K of Permian Resources Corporation (the “Company”), and to the incorporation by reference of such report in the Registration Statements (Nos. 333-215621, 333-214355, 333-219739, 333-241649, 333-254300 and 333-267338) on Form S-3 and the Registration Statements (Nos. 333-215119, 333-231514, 333-238798, 333-264599 and 333-272352) on Form S-8 of the Company, each filed with the U.S. Securities and Exchange Commission, as well as in the notes to the financial statements of Earthstone Energy, Inc. included or incorporated by reference therein. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Sincerely,

/s/ W. Todd Brooker
W. Todd Brooker, P.E. President Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

September 19, 2023